                                                                     Exhibit 8.1

                                                                October 14, 1999


Affymetrix, Inc.,
   3380 Central Expressway,
     Santa Clara, California 95051.

Ladies and Gentlemen:

           We have acted as counsel to Affymetrix, Inc. ("Affymetrix") in connection with the merger (the "Merger") of Genetic MicroSystems, Inc. ("GMS") with and into GMS Acquisition, Inc., a wholly-owned subsidiary of Affymetrix ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of September 10, 1999 (the "Agreement"). Affymetrix is offering up to 1,070,000 shares of its common stock in connection with the Merger pursuant to its Registration Statement on Form S-4 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

           We have assumed, with your consent, that (1) the Merger will be effected in accordance with the Agreement, (2) the representations contained in the letters of representation from Affymetrix, Merger Sub and GMS to us, each dated October 14, 1999, are true, correct and accurate as of the date hereof and will be true, correct and

Affymetrix, Inc.                                                             -2-


accurate as of the Effective Time of the Merger and (3) the Merger will qualify as a merger under Massachusetts law.


           Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the heading "Material Federal Income Tax Consequences," insofar as it relates to matters of United States federal income tax law, subject to the limitations and qualifications described therein, fairly and accurately constitutes our opinion as to the material United States federal income tax consequences of the Merger.


           We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,



                                               /s/ SULLIVAN AND CROMWELL